EXHIBIT 99.1

FOR IMMEDIATE RELEASE

GENERAL FINANCE CORPORATION ANNOUNCES FISCAL YEAR 2009 GUIDANCE
• Fiscal 2009 EBITDA Estimated to Increase 20% over Fiscal 2008 Run-Rate

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Pasadena, CA - June 26, 2008 - General Finance Corporation (the “Company” or “General Finance”) (AMEX: GFN, GFN.WS, and GFN.U) today announced that it expects continued growth and improved operating results in its fiscal year ending June 30, 2009 in a healthy Australian and New Zealand economy.

Management is forecasting that for the fiscal year ending June 30, 2009(1):

•	Total revenues should be in the range of between $125 million and $135 million;

•	EBITDA(2) , before share-based compensation expense, should be in the range of $28 million to $31 million;

•	Net capital expenditures (excluding acquisitions) are expected to be in the range of approximately $16 million to $18 million; and

•	Container lease fleet is projected to be approximately 31,000 to 33,000 units.

(1)	A currency exchange rate of .94 Australian Dollars to the U.S. Dollar was used in these projections and all figures are based solely on organic growth.

(2)
Earnings before interest, income taxes, depreciation and amortization and other non-operating costs (“EBITDA”) is a supplemental measure of performance that is not required by, or presented in accordance with U.S. generally accepted accounting principles (“GAAP”). EBITDA is a non-GAAP measure, is not a measurement of our financial performance under GAAP and should not be considered as an alternative to net income, income from operations or any other performance measures derived in accordance with GAAP or as an alternative to cash flow from operating, investing or financing activities as a measure of liquidity. We present EBITDA because we consider it to be an important supplemental measure of our performance and because it is frequently used by securities analysts, investors and other interested parties in the evaluation of companies in our industry, many of which present EBITDA when reporting their results.

General Finance’s Chief Executive Officer Ronald F. Valenta stated, “We are optimistic as we look at the new fiscal year. The integration of the acquisitions in fiscal 2008 has occurred smoothly and we continue to implement best practices while the tone of business remains very firm. The 20% growth in projected EBITDA over the current run-rate reflects continued healthy organic growth in revenues and margins, an increase in the leasing mix and the full year impact of the three previously announced acquisitions; GE SeaCo Australia, Container Hire & Sales and Royal Wolf New Zealand.”

These forward-looking statements reflect the Company’s expectations as of June 26, 2008. Actual full-year results may be materially different and affected by many factors, including those outlined in the “forward-looking statements” paragraph at the end of this press release.

About General Finance Corporation

The Company, through its indirect 86.2%-owned subsidiary, RWA Holdings Pty Limited (“Royal Wolf”), sells and leases portable storage containers, portable container buildings and freight containers to a broad cross section of industrial, commercial, educational and government customers throughout Australia.

Cautionary Statement About Forward-Looking Statements

Statements in this news release that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, but are not limited to prospects of Royal Wolf. Readers are cautioned that these forward-looking statements involve certain risks and uncertainties, including those contained in filings with the Securities and Exchange Commission; such as the Company’s revised definitive proxy statement with respect to the Company’s acquisition of Royal Wolf, its Transition Report on Form 10-K for the six months ended June 30, 2007 and its post-effective amendment on Form S-1. General Finance Corporation disclaims any obligation to update any information contained in any forward-looking statement.

Contact:
John Johnson
Chief Operating Officer
General Finance Corporation
(626) 584-9722 ext. 1009